UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2015

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-37388	Talen Energy Corporation (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	47-1197305

1-32944	Talen Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) 835 Hamilton Street Allentown, PA 18101-1179 (888) 211-6011	23-3074920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On December 23, 2015, in connection with the previously announced sale of the Ironwood facility, Talen Ironwood, LLC, a wholly owned subsidiary of Talen Energy Corporation and Talen Energy Supply, LLC, issued a notice of full redemption of all $41,524,508.12 outstanding aggregate principal amount of Talen Ironwood’s 8.857% Senior Secured Bonds due 2025 (the “Bonds”) on January 22, 2016 (the “Redemption Date”). The Bonds will be redeemed at a redemption price equal to 100% of the principal amount of the Bonds redeemed plus the accrued and unpaid interest, if any, to, but excluding the Redemption Date together with a make-whole premium, calculated in accordance with the indenture governing the Bonds.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Item 7.01 of this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEN ENERGY CORPORATION

By:	/s/ Russell R. Clelland
Russell R. Clelland
Vice President and Treasurer

TALEN ENERGY SUPPLY, LLC

By:	/s/ Russell R. Clelland
Russell R. Clelland Vice President and Treasurer

Dated: December 23, 2015